DEBT CONVERSION AGREEMENT

      This Debt Conversion Agreement made as of this 1st day of December, 2003 between Dominix, Inc., a Delaware corporation (the "Company") having a principal place of business at 40 Marquette Drive, Smithtown, NY 11787 and Steven A. Horowitz ("Lender") having a principal place of business at 400 Garden City Plaza, Suite 202, Garden City, NY 11530.

      WHEREAS, Lender has from time to time advanced funds to the Company totaling $158,000, including accrued but unpaid interest (the "Loan"); and

      WHEREAS, Lender is willing to release the Company from its obligation to repay the Loan upon the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the terms, conditions and agreements contained in this Agreement, the parties agree as follows:

      1.    Issuance of Securities.

            (a) Lender agrees to accept 2,106,666 shares (the "Shares") of the Company's Series A Convertible Preferred Stock in full satisfaction of the Company's obligation to repay the Loan. Company agrees to issue the Shares to Lender, or such other person that Lender has directed on Schedule A hereto, promptly following the execution of this Agreement.

            (b) The certificate, in due and proper form, representing the Shares will bear a legend substantially in the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT".

      2.    LENDERS REPRESENTATIONS AND WARRANTIES.

      The Lender hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

            (a) The Lender is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no person other than those set forth on Schedule A has a direct or indirect beneficial interest in such Shares.


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

            (b) The Lender acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Securities Act of 1933, as amended (the "Act") and the provisions of Regulation D thereunder.

            (c) The Lender has the financial ability to bear the economic risk of its investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

            (d) The Lender is a corporation which comes within a category of "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)).

            (e)  The  Lender  has  made  an  independent  investigation  of  the
Company's business, been provided an opportunity to obtain additional information concerning the Company it deems necessary to make an investment decision and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

            (f) The Lender represents, warrants and agrees that it will not sell or otherwise transfer the Shares unless registered under the Act or in reliance upon an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. The Lender also understands that the Company is under no obligation to register the Shares on its behalf or to assist the Lender in complying with any exemption from registration under the Act. The Lender further understands that sales or transfers of the Shares or underlying securities are restricted by the provisions of state securities laws.

            (g) The execution and performance of this Agreement has been duly authorized by all requisite corporate action by Lender and the person signing this Agreement on behalf of Lender has been duly authorized by such entity to do so.

            (h) The foregoing representations, warranties and agreements shall survive the delivery of the Shares under the Agreement.

      3.    COMPANY REPRESENTATIONS AND WARRANTIES.

      The Company hereby acknowledges, represents and warrants to, and agrees with the Lender as follows:

            (a) The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.


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

            (b) Subject to the performance by the Lenders of its obligations under this Agreement and the accuracy of the representations and warranties of the Lender, the offering and sale of the Shares will be exempt from the registration requirements of the Act.

            (c) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

            (d) The foregoing representations, warranties and agreements shall survive the Closing.

      4.    RELEASE.

      Upon the delivery of the consideration to Lender set forth in Section 1 of this Agreement, the Lender releases and forever discharges the Company of and from all and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Lender had, or may have arising from the Loan.

      5.    MISCELLANEOUS.

            (a) Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

            (b) Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

            (c) Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

            (d) Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the Investor shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.


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

            (e) Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

            (f) Applicable Law. This Agreement shall be governed and construed under the laws of the State of New York.

      IN WITNESS  WHEREOF,  the Company and Lender have caused this Agreement to
be  executed  and  delivered  by  their  respective  officers,   thereunto  duly
authorized.

                                                   DOMINIX, INC.



                                               By: /s/ Andrew J. Schenker
                                                   -----------------------------
                                                   Andrew J. Schenker, President


                                                   /s/ Steven A. Horowitz
                                                   -----------------------------
                                                   Steven A. Horowitz


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

                                   SCHEDULE A


Aaron Stein                                               10,333
Snapper Partners, LLC                                    545,000
CDKNet.Com, Inc.                                          50,000
Arnold P. Kling                                          115,000
Peter N. Christos                                        140,000
Dakota Group, Ltd.                                        75,000
George Sandhu                                            141,000
Shai Bar-Lavi                                             66,000
Steve Wildstein                                           75,000
Steve Wildstein                                           75,000
Andrew Schenker                                          100,000
Lawrence Wiener                                           50,000
John R. D'Angelo                                          70,000
Herbert Sommer                                            50,000
Joel Schneider                                            50,000
James Zimbler                                            115,000
Michael Krome                                             25,000
John Moran                                               141,000
Ed Gordon                                                 50,000
Andrew Racz                                               50,000
James Murphy                                              25,000
Andrew Sirlin                                             25,000
Anthony Capone                                            25,000
John Glanzman                                             25,000
Ramona Lanner                                             13,333
                                                       ---------

                                     TOTAL             2,106,666
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